    As filed with the Securities and Exchange Commission on December 16, 1996
                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             BED BATH & BEYOND INC.
             (Exact name of registrant as specified in its charter)

             New York                                     11-2250488
 (State or other jurisdiction of                (I.R.S. Employer Identification
  incorporation or organization)                            Number)

                                715 Morris Avenue
                          Springfield, New Jersey 07081
               (Address of principal executive offices) (Zip code)

                  Bed Bath & Beyond Inc. 1996 Stock Option Plan
                            (Full title of the Plan)

                              Mr. Warren Eisenberg
                             Bed Bath & Beyond Inc.
                                715 Morris Avenue
                          Springfield, New Jersey 07081
                                 (201) 379-1520

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                               Klaus Eppler, Esq.
                      Proskauer Rose Goetz & Mendelsohn LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000

                         CALCULATION OF REGISTRATION FEE

Title of securities to be registered               Amount to be         Proposed maximum        Proposed maximum        Amount of
                                                  registered(1)          offering price        aggregate offering      Registration
                                                                          per share(2)              price(2)               Fee

Common Stock, par value $.01 per share           2,000,000 shares           $ 24.4375             $50,875,000            $15,416.67



(1) The maximum number of shares as to which awards may be granted under the Bed Bath & Beyond Inc. 1996 Stock Option Plan (the "Plan"). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also registers such additional indeterminate number of shares of Common Stock as may be offered or issued to adjust for any stock splits, stock dividends or similar transactions, as provided for by the Plan.

(2) Computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933 and is the product of multiplying the 2,000,000 shares as to which options may be granted by $24.4375 which is the average of the high and low price of the Registrant's Common Stock reported on the Nasdaq National Market on December 12, 1996. The price stated is estimated solely for the purpose of calculating the Registration Fee.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

                  The Section 10(a) prospectus for the Bed Bath & Beyond Inc. 1996 Stock Option Plan is not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Bed Bath & Beyond Inc., a New York corporation (the "Registrant" or the "Company"), is registering herewith 2,000,000 shares of its common stock, par value $.01 per share (the "Common Stock"), which are issuable pursuant to the Plan.

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Commission by the Company are incorporated herein by reference:

         (1) Annual Report on Form 10-K for the fiscal year ended February 25, 1996.

         (2)      Quarterly Report on Form 10-Q for the quarter ended May 26,
                  1996.

         (3)      Quarterly Report on Form 10-Q for the quarter ended August 25,
                  1996.

         (3) Definitive Proxy Statement dated May 28, 1996 filed in connection with the Company's 1996 Annual Meeting of Shareholders.

         (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed May 11, 1992, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all remaining securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Certain legal matters relating to the issuance of the shares of Common Stock offered hereby have been passed upon by Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036.

         Klaus Eppler, Esq., a member of Proskauer Rose Goetz & Mendelsohn LLP, is a director of the Company.

Item 6.  Indemnification of Directors and Officers.

         Section 402(b) of the New York Business Corporation Law provides that, subject to conditions and qualifications provided by statute, a Certificate of Incorporation may set forth a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity.

         The Company's Amended and Restated Certificate of Incorporation provides that no director of the corporation shall be personally liable to the corporation or any of its shareholders for damages for any breach of duty in such capacity except for liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law. If the Business Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Business Corporation Law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

         The Company's By-laws provide that the corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any director (and may indemnify any officer) made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys' fees incurred as a result of such action or proceeding, or any appeal therein; provided that to the extent prohibited by applicable law no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The right to indemnification pursuant to this Article V is intended to be retroactive and shall, to the extent permitted by applicable law, be available with respect to events occurring prior to the adoption hereof and shall continue to exist after any future rescission or restrictive modification hereof with respect to any alleged cause of action that accrues, or any other incident or matter that occurs, prior to such rescission or modification.

         The Company has obtained directors and officers liability insurance which insures the Company's officers and directors against certain liabilities.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

ITEM 8.  Exhibits.

      Exhibit
      Number      Description
      -------     -----------
         3.1      Amended and Restated Certificate of Incorporation of the
                  Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No.
                  33-47250))

         3.2      By-laws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-47250))

         5.1      Opinion of Proskauer Rose Goetz & Mendelsohn LLP*

         23.1     Consent of KPMG Peat Marwick LLP*

         23.2     Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in
                  Exhibit 5.1)*

         24       Power of Attorney (included on signature page)*

         *  Filed herewith.

Item 9.  Undertakings.

                  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on December 16, 1996.

                                      BED BATH & BEYOND INC.

                                      By:  /s/Warren Eisenberg
                                           ---------------------------------
                                           Warren Eisenberg, Chairman, Co-Chief
                                           Executive Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren Eisenberg and Leonard Feinstein, and each of them acting singly, his or her attorney-in-fact, with full power of substitution, for him or her in all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     NAME                                       CAPACITY                              DATE

/s/Warren Eisenberg                                   Chairman, Co-Chief Executive             December 16, 1996
-----------------------------------------                    Officer and Director
Warren Eisenberg                                        (Principal Executive Officer)


/s/Leonard Feinstein                                 President, Co-Chief Executive             December 16, 1996
-----------------------------------------                Officer and Director
Leonard Feinstein

/s/Robert J. Swartz                                             Director                       December 16, 1996
-----------------------------------------
Robert J. Swartz

/s/Klaus Eppler                                                 Director                       December 16, 1996
-----------------------------------------
Klaus Eppler

/s/Robert S. Kaplan                                             Director                       December 16, 1996
-----------------------------------------
Robert S. Kaplan

/s/Ronald Curwin                                        Chief Financial Officer                December 16, 1996
-----------------------------------------                and Treasurer (Principal
Ronald Curwin                                                Financial and
                                                            Accounting Officer)

                                  EXHIBIT INDEX

     Exhibit
      Number                     Description
     -------                     -----------

         3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-47250))

         3.2      By-laws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-47250))

         5.1      Opinion of Proskauer Rose Goetz & Mendelsohn LLP*

         23.1     Consent of KPMG Peat Marwick LLP*

         23.2     Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in
                  Exhibit 5.1)*

         24       Power of Attorney (included on signature page)*

         *  Filed herewith.